UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 9, 2004

NORTHERN TRUST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-5965 (Commission File Number)	36-2723087 (I.R.S. Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois (Address of principal executive offices)		60675 (Zip Code)

Registrant’s telephone number, including area code: (312) 630-6000

ITEM 5.	Other Events and Required FD Disclosure.

On August 10, 2004, the registrant announced that its subsidiary, Northern Trust Bank of California, N.A., entered into a settlement in principle to resolve a putative class action presently pending in state court in Los Angeles, California. The settlement remains subject to negotiation of a final written agreement and court approval. Upon final approval of the settlement, the California bank will pay approximately $21 million. The settlement, including estimated associated costs, is expected to result in a third quarter 2004 after-tax charge of approximately $10.4 million, or $.05 earnings per share.

A copy of the press release issued by the registrant in connection with the announcement is filed as Exhibit 99 hereto and is incorporated herein by reference.

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit 99   August 10, 2004 press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TRUST CORPORATION (Registrant)

Date: August 10, 2004	By:	/S/ KELLY R. WELSH
Kelly R. Welsh Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit	Page Number

99	August 10, 2004 press release	5